EXHIBIT 1

                             JOINT FILING AGREEMENT

      We, the undersigned, agree that the attached Schedule 13G relating to the common stock of American Bank Note Holographics, Inc., is filed on behalf of each of us.

Date: October 10, 2005

                                        LEVY, HARKINS & CO., INC.


                                        By: /s/ Michael J. Harkins
                                           -------------------------------------
                                        Name: Michael J. Harkins
                                        Title: President

                                        THE GRACY FUND, L.P.


                                        By: /s/ Edwin A. Levy
                                           -------------------------------------
                                        Name: Edwin A. Levy
                                        Title: General Partner


                                        By: /s/ Michael J. Harkins
                                           -------------------------------------
                                        Name: Michael J. Harkins
                                        Title: General Partner


                                        /s/ Edwin A. Levy
                                        ----------------------------------------
                                        Edwin A. Levy


                                        /s/ Michael J. Harkins
                                        ----------------------------------------
                                        Michael J. Harkins